UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
9.0% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NGLS/PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in Size of the Board of Directors; Appointment of Matthew J. Meloy to the Board of Directors

On July 25, 2019, Targa Resources GP LLC (the “General Partner”), the general partner of Targa Resources Partners LP (the “Partnership”) announced that Targa GP Inc., the sole member of the General Partner, increased the size of the Board of Directors (the “Board”) of the General Partner from ten members to eleven members and appointed Mr. Matthew J. Meloy, age 41, to the Board to fill the newly created position, each effective March 1, 2020. In addition to his service on the General Partner’s Board, Mr. Meloy will also serve on the board of directors of Targa Resources Corp., effective March 1, 2020.

There are no understandings or arrangements between Mr. Meloy and any other person pursuant to which Mr. Meloy was selected to serve as a director of the General Partner. There are no relationships between Mr. Meloy and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Resignation of James W. Whalen as Executive Chairman of the Board of Directors; Appointment of Joe Bob Perkins as Executive Chairman of the Board of Directors

On July 25, 2019, the General Partner also announced that Mr. James W. Whalen, age 77, will resign from his position as Executive Chairman of the Board of the General Partner, effective March 1, 2020. Mr. Whalen will continue to serve as a member of the Board, which he joined in 2007.

The General Partner also announced that the Board appointed Mr. Joe Bob Perkins, a current member of the Board, age 59, to the position of Executive Chairman of the Board of the General Partner, effective March 1, 2020.

Resignation of Joe Bob Perkins as Chief Executive Officer; Appointment of Matthew J. Meloy as Chief Executive Officer

On July 25, 2019, the General Partner also announced that Mr. Perkins will resign from his position as Chief Executive Officer of the General Partner, effective March 1, 2020.

The General Partner also announced that the Board appointed Mr. Meloy to the position of Chief Executive Officer of the General Partner, effective March 1, 2020. Mr. Meloy will continue to serve as President of the General Partner until March 1, 2020.

There are no understandings or arrangements between Mr. Meloy and any other person pursuant to which Mr. Meloy was selected to serve as the Chief Executive Officer of the General Partner. Mr. Meloy has served as President of the General Partner since March 1, 2018. Mr. Meloy previously served as Executive Vice President and Chief Financial Officer of the General Partner between May 20, 2015 and February 28, 2018. He also served as Treasurer of the General Partner until December 2015. He also served as Senior Vice President, Chief Financial Officer and Treasurer of the General Partner between December 15, 2010 and May 20, 2015. He also served as Director, Corporate Development of the General Partner between March 2006 and March 2008. He has served as Vice President—Finance and Treasurer of the General Partner between April 2008 and December 15, 2010. There are no relationships between Mr. Meloy and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K, nor are there any relationships between Mr. Meloy and any other person that would require disclosure pursuant to Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2019

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

3